SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BRANDYWINEGLOBAL – GLOBAL INCOME OPPORTUNITIES FUND INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JAS SCRIPT FOR RECORDED FUND SHAREHOLDER CALL –

CLOSED END FUNDS

Hello. This is Joe Sullivan, CEO and Chairman of Legg Mason.

We mailed you proxy materials, requesting your vote on important matters relating to your investment in Legg Mason-sponsored funds, and have not received your vote.

Please call Innisfree M&A at (877) 800-5192 if you have not received your materials or have questions about how to vote.

As a fellow Legg Mason fund shareholder, I ask you to vote FOR the proposals, which have been unanimously approved by your fund’s Board of Directors.

Every shareholder’s vote matters, no matter how many shares you own.

If you vote by mail, please return the WHITE proxy card and do not vote on any other colored card.

If you have questions, please call Innisfree M&A at (877) 800-5192.

Thank you as always for choosing Legg Mason funds, and for participating in this essential proxy process. We value your vote FOR the proposals, and your investments with us.